EXHIBIT 21.1

                      LIST OF SUBSIDIARIES

               BCB FINANCIAL SERVICES CORPORATION

               List of Subsidiaries

                    Name                State of Incorporation

               Berks County Bank                  Pennsylvania


                        BERKS COUNTY BANK
                      List of Subsidiaries

                    Name                State of Incorporation

               Berks Mortgage Company             Pennsylvania